Exhibit 1.2

EXECUTION VERSION

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

October 25, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated October 25, 2022 (the “Agreement”), between the Company, on the one hand, and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 6:10 p.m. (Eastern Time) on October 25, 2022 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated October 25, 2022 (including the Base Prospectus dated February 24, 2020) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

Barclays Capital Inc.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Pricing Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

As Representatives of the several Underwriters

            named in Schedule I to the applicable Pricing Agreement

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2025 Notes	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes	Principal Amount of 2033 Notes	Principal Amount of 2053 Notes	Principal Amount of 2063 Notes
BofA Securities, Inc.	42,500,000	63,750,000	85,000,000	106,250,000	170,000,000	170,000,000	127,500,000
Barclays Capital Inc.	37,500,000	56,250,000	75,000,000	93,750,000	150,000,000	150,000,000	112,500,000
Citigroup Global Markets Inc.	37,500,000	56,250,000	75,000,000	93,750,000	150,000,000	150,000,000	112,500,000
J.P. Morgan Securities LLC	37,500,000	56,250,000	75,000,000	93,750,000	150,000,000	150,000,000	112,500,000
U.S. Bancorp Investments, Inc.	37,500,000	56,250,000	75,000,000	93,750,000	150,000,000	150,000,000	112,500,000
Wells Fargo Securities, LLC	39,000,000	58,500,000	78,000,000	97,500,000	156,000,000	156,000,000	117,000,000
Credit Suisse Securities (USA) LLC	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
Deutsche Bank Securities Inc.	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
Mizuho Securities USA LLC	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
Morgan Stanley & Co. LLC	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
PNC Capital Markets LLC	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
RBC Capital Markets, LLC	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
Truist Securities, Inc.	25,500,000	38,250,000	51,000,000	63,750,000	102,000,000	102,000,000	76,500,000
BNP Paribas Securities Corp.	10,000,000	15,000,000	20,000,000	25,000,000	40,000,000	40,000,000	30,000,000
BNY Mellon Capital Markets, LLC	10,000,000	15,000,000	20,000,000	25,000,000	40,000,000	40,000,000	30,000,000
KeyBanc Capital Markets Inc.	10,000,000	15,000,000	20,000,000	25,000,000	40,000,000	40,000,000	30,000,000
Santander Investment Securities Inc.	10,000,000	15,000,000	20,000,000	25,000,000	40,000,000	40,000,000	30,000,000
Scotia Capital (USA) Inc.	10,000,000	15,000,000	20,000,000	25,000,000	40,000,000	40,000,000	30,000,000
TD Securities (USA) LLC	10,000,000	15,000,000	20,000,000	25,000,000	40,000,000	40,000,000	30,000,000
Fifth Third Securities, Inc.	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Huntington Securities, Inc.	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Regions Securities LLC	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Academy Securities, Inc.	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Samuel A. Ramirez & Company, Inc.	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Siebert Williams Shank & Co., LLC	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Mischler Financial Group, Inc.	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000
Cabrera Capital Markets LLC	3,750,000	5,625,000	7,500,000	9,375,000	15,000,000	15,000,000	11,250,000

Total	$500,000,000	$750,000,000	$1,000,000,000	$1,250,000,000	$2,000,000,000	$2,000,000,000	$1,500,000,000

SCHEDULE II

Title of Designated Securities:

5.000% Notes Due October 15, 2024 (the “2024 Notes”)

5.150% Notes Due October 15, 2025 (the “2025 Notes”)

5.250% Notes Due February 15, 2028 (the “2028 Notes”)

5.300% Notes Due February 15, 2030 (the “2030 Notes”)

5.350% Notes Due February 15, 2033 (the “2033 Notes”)

5.875% Notes Due February 15, 2053 (the “2053 Notes”)

6.050% Notes Due February 15, 2063 (the “2063 Notes”)

Aggregate principal amount:

$500,000,000 for the 2024 Notes

$750,000,000 for the 2025 Notes

$1,000,000,000 for the 2028 Notes

$1,250,000,000 for the 2030 Notes

$2,000,000,000 for the 2033 Notes

$2,000,000,000 for the 2053 Notes

$1,500,000,000 for the 2063 Notes

Price to Public:

2024 Notes:	99.956% of the principal amount of the 2024 Notes, plus accrued interest, if any, from October 28, 2022.

2025 Notes:	99.991% of the principal amount of the 2025 Notes, plus accrued interest, if any, from October 28, 2022.

2028 Notes:	99.958% of the principal amount of the 2028 Notes, plus accrued interest, if any, from October 28, 2022.

2030 Notes:	99.853% of the principal amount of the 2030 Notes, plus accrued interest, if any, from October 28, 2022.

2033 Notes:	99.633% of the principal amount of the 2033 Notes, plus accrued interest, if any, from October 28, 2022.

2053 Notes:	99.241% of the principal amount of the 2053 Notes, plus accrued interest, if any, from October 28, 2022.

2063 Notes:	98.820% of the principal amount of the 2063 Notes, plus accrued interest, if any, from October 28, 2022.

Purchase Price by Underwriters:

2024 Notes:	99.806% of the principal amount of the 2024 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

2025 Notes:	99.741% of the principal amount of the 2025 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

2028 Notes:	99.608% of the principal amount of the 2028 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

2030 Notes:	99.453% of the principal amount of the 2030 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

2033 Notes:	99.183% of the principal amount of the 2033 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

2053 Notes:	98.491% of the principal amount of the 2053 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

2063 Notes:	98.020% of the principal amount of the 2063 Notes, plus accrued interest, if any, from October 28, 2022, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), October 28, 2022.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank Trust Company, National Association, as Trustee.

Maturity:

2024 Notes:	October 15, 2024.

2025 Notes:	October 15, 2025.

2028 Notes:	February 15, 2028.

2030 Notes:	February 15, 2030.

2033 Notes:	February 15, 2033.

2053 Notes:	February 15, 2053.

2063 Notes:	February 15, 2063.

Interest Rate:

2024 Notes:	5.000%.

2025 Notes:	5.150%.

2028 Notes:	5.250%.

2030 Notes:	5.300%.

2033 Notes:	5.350%.

2053 Notes:	5.875%.

2063 Notes:	6.050%.

Interest Payment Dates:

2024 Notes:	April 15 and October 15, commencing April 15, 2023.

2025 Notes:	April 15 and October 15, commencing April 15, 2023.

2028 Notes:	February 15 and August 15, commencing February 15, 2023.

2030 Notes:	February 15 and August 15, commencing February 15, 2023.

2033 Notes:	February 15 and August 15, commencing February 15, 2023.

2053 Notes:	February 15 and August 15, commencing February 15, 2023.

2063 Notes:	February 15 and August 15, commencing February 15, 2023.

Optional Redemption:

The 2024 Notes, the 2025 Notes, the 2028 Notes, the 2030 Notes, the 2033 Notes, the 2053 Notes and the 2063 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

October 28, 2022, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2024 Notes, the 2025 Notes, the 2028 Notes, the 2030 Notes, the 2033 Notes, the 2053 Notes and the 2063 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: (646) 291-1469

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 558-2607

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•

Final term sheet, dated October 25, 2022 relating to the 2024 Notes, the 2025 Notes, the 2028 Notes, the 2030 Notes, the 2033 Notes, the 2053 Notes and the 2063 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-236600

October 25, 2022

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated October 25, 2022

$500,000,000 5.000% NOTES DUE OCTOBER 15, 2024

$750,000,000 5.150% NOTES DUE OCTOBER 15, 2025

$1,000,000,000 5.250% NOTES DUE FEBRUARY 15, 2028

$1,250,000,000 5.300% NOTES DUE FEBRUARY 15, 2030

$2,000,000,000 5.350% NOTES DUE FEBRUARY 15, 2033

$2,000,000,000 5.875% NOTES DUE FEBRUARY 15, 2053

$1,500,000,000 6.050% NOTES DUE FEBRUARY 15, 2063

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-236600)

Trade Date:	October 25, 2022

Settlement Date (T+3):	October 28, 2022

Maturity Date:

October 15, 2024 (the “2024 Notes”)

October 15, 2025 (the “2025 Notes”)

February 15, 2028 (the “2028 Notes”)

February 15, 2030 (the “2030 Notes”)

February 15, 2033 (the “2033 Notes”)

February 15, 2053 (the “2053 Notes”)

February 15, 2063 (the “2063 Notes”)

Principal Amount Offered:	$500,000,000 (2024 Notes) $750,000,000 (2025 Notes) $1,000,000,000 (2028 Notes) $1,250,000,000 (2030 Notes) $2,000,000,000 (2033 Notes) $2,000,000,000 (2053 Notes) $1,500,000,000 (2063 Notes)

Price to Public (Issue Price):	99.956% (2024 Notes) 99.991% (2025 Notes) 99.958% (2028 Notes) 99.853% (2030 Notes) 99.633% (2033 Notes) 99.241% (2053 Notes) 98.820% (2063 Notes)

Net Proceeds (Before Expenses) to Issuer:

$499,030,000 (99.806%) (2024 Notes)

$748,057,500 (99.741%) (2025 Notes)

$996,080,000 (99.608%) (2028 Notes)

$1,243,162,500 (99.453%) (2030 Notes)

$1,983,660,000 (99.183%) (2033 Notes)

$1,969,820,000 (98.491%) (2053 Notes)

$1,470,300,000 (98.020%) (2063 Notes)

Interest Rate:	5.000% (2024 Notes) 5.150% (2025 Notes) 5.250% (2028 Notes) 5.300% (2030 Notes) 5.350% (2033 Notes) 5.875% (2053 Notes) 6.050% (2063 Notes)

Interest Payment Dates:

April 15 and October 15, commencing April 15, 2023 (2024 Notes)

April 15 and October 15, commencing April 15, 2023 (2025 Notes)

February 15 and August 15, commencing February 15, 2023 (2028 Notes)

February 15 and August 15, commencing February 15, 2023 (2030 Notes)

February 15 and August 15, commencing February 15, 2023 (2033 Notes)

February 15 and August 15, commencing February 15, 2023 (2053 Notes)

February 15 and August 15, commencing February 15, 2023 (2063 Notes)

Regular Record Dates:

April 1 and October 1 (2024 Notes)

April 1 and October 1 (2025 Notes)

February 1 and August 1 (2028 Notes)

February 1 and August 1 (2030 Notes)

February 1 and August 1 (2033 Notes)

February 1 and August 1 (2053 Notes)

February 1 and August 1 (2063 Notes)

Benchmark:

T 4.250% due September 30, 2024 (2024 Notes)

T 4.250% due October 15, 2025 (2025 Notes)

T 4.125% due September 30, 2027 (2028 Notes)

T 3.875% due September 30, 2029 (2030 Notes)

T 2.750% due August 15, 2032 (2033 Notes)

T 2.875% due May 15, 2052 (2053 Notes)

T 2.875% due May 15, 2052 (2063 Notes)

Benchmark Price / Yield:

99-18 3⁄4 / 4.475% (2024 Notes)

99-14 / 4.454% (2025 Notes)

99-12 3⁄4 / 4.261% (2028 Notes)

98-06+ / 4.176% (2030 Notes)

89-06+ / 4.098% (2033 Notes)

76-18 / 4.280% (2053 Notes)

76-18 / 4.280% (2063 Notes)

Spread to Benchmark:

+55 basis points (2024 Notes)

+70 basis points (2025 Notes)

+100 basis points (2028 Notes)

+115 basis points (2030 Notes)

+130 basis points (2033 Notes)

+165 basis points (2053 Notes)

+185 basis points (2063 Notes)

Re-offer Yield:	5.025% (2024 Notes) 5.154% (2025 Notes) 5.261% (2028 Notes) 5.326% (2030 Notes) 5.398% (2033 Notes) 5.930% (2053 Notes) 6.130% (2063 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2024 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 12.5 basis points (2025 Notes).

Prior to January 15, 2028 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after January 15, 2028 (2028 Notes).

Prior to December 15, 2029 (two months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after December 15, 2029 (2030 Notes).

Prior to November 15, 2032 (three months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after November 15, 2032 (2033 Notes).

Prior to August 15, 2052 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on or after August 15, 2052 (2053 Notes).

Prior to August 15, 2062 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 30 basis points; par call on or after August 15, 2062 (2063 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

CUSIP / ISIN:

91324P EM0 / US91324PEM05 (2024 Notes)

91324P EN8 / US91324PEN87 (2025 Notes)

91324P EP3 / US91324PEP36 (2028 Notes)

91324P EQ1 / US91324PEQ19 (2030 Notes)

91324P ER9 / US91324PER91 (2033 Notes)

91324P ES7 / US91324PES74 (2053 Notes)

91324P ET5 / US91324PET57 (2063 Notes)

Joint Book-Running Managers:

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Truist Securities, Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. BNY Mellon Capital Markets, LLC KeyBanc Capital Markets Inc. Santander Investment Securities Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC

Co-Managers:

Fifth Third Securities, Inc.

Huntington Securities, Inc.

Regions Securities LLC

Academy Securities, Inc.

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Mischler Financial Group, Inc.

Cabrera Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322, Barclays Capital Inc. toll-free at (888) 603-5847, Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC toll-free at (212) 834-4533, U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607 and Wells Fargo Securities, LLC toll-free at (800) 645-3751. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.